EXHIBIT 15.1
August 3, 2021

The Board of Trustees and Shareholders of Vornado Realty Trust
New York, New York
We are aware that our reports dated May 3, 2021 and August 2, 2021, on our review of interim financial information of Vornado Realty Trust and subsidiaries appearing in Vornado Realty Trust’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, respectively, are incorporated by reference in this Registration Statement.
/s/ DELOITTE & TOUCHE LLP

New York, New York